UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2004

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

21557 Telegraph Road, Southfield, Michigan		48034

(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business Operations

Item 1.01 — Entry into a Material Definitive Agreement.

     On November 11, 2004, the Compensation Committee (“Compensation Committee”) of the Board of Directors of Lear Corporation (“Lear”) approved the grant of restricted stock units (“RSU’s”) under Lear’s Long-Term Stock Incentive Plan to certain officers and employees of Lear, including: Robert E. Rossiter, Lear’s Chairman and Chief Executive Officer, who was granted 45,000 RSU’s; James H. Vandenberghe, Lear’s Vice Chairman, who was granted 25,000 RSU’s; Douglas G. DelGrosso, Lear’s President and Chief Operating Officer — Americas, who was granted 18,000 RSU’s; Donald J. Stebbins, Lear’s President and Chief Operating Officer — Europe, Asia and Africa, who was granted 18,000 RSU’s; David C. Wajsgras, Lear’s Senior Vice President and Chief Financial Officer, who was granted 14,400 RSU’s; Roger A. Jackson, Lear’s Senior Vice President — Human Resources, who was granted 10,100 RSU’s; and Daniel A. Ninivaggi, Lear’s Senior Vice President, Secretary and General Counsel, who was granted 10,200 RSU’s. The RSU’s are subject to the Long-Term Stock Incentive Plan 2004 Restricted Stock Unit Terms and Conditions (“RSU Terms and Conditions”), a summary of which follows.

     The RSU’s are converted into shares of Lear’s common stock, on a one-for-one basis, net of taxes, on their respective vesting dates. Delivery of shares is made at the time of vesting unless the employee has elected to defer delivery. An employee may elect to defer delivery of shares for up to ten years. One half of the RSU’s vest on the third anniversary of the grant date, and the remaining half vest on the fifth anniversary of the grant date, provided the employee remains employed by Lear. If the employee retires after age 55 with 10 or more years of vesting service (as defined in Lear’s Pension Plan), the employee will be deemed vested in the RSU’s that would have become vested during the 24 months following his or her retirement date. If the employee’s employment terminates due to death or disability, all RSU’s will immediately vest in full. If a change in control (as defined in the Long-Term Stock Incentive Plan) of Lear occurs, all RSU’s will immediately vest in full. The RSU’s are credited with dividend equivalents to an account established by Lear for bookkeeping purposes only if and when the Board of Directors declares and pays a dividend on Lear’s common stock. Such dividend equivalents are subject to the same vesting schedule as the associated RSU’s. Dividend equivalents are credited monthly with interest at an annual rate equal to the prime rate.

     A copy of the RSU Terms and Conditions is attached hereto as Exhibit 10.1 and incorporated by reference herein.

     On November 11, 2004, the Compensation Committee also approved adjustments to the annual base salary levels of the following officers, effective December 1, 2004, resulting in the following annual base salaries: Douglas G. DelGrosso - $700,000; Donald J. Stebbins - $700,000; and David C. Wajsgras - $600,000.

Section 8 — Other Events

Item 8.01 — Other Events

     On November 11, 2004, Lear Corporation issued a press release announcing a quarterly dividend and the approval of a new share repurchase program which permits the discretionary repurchase of up to 5,000,000 shares of Lear’s common stock through November 15, 2006. The new program replaces Lear’s prior share repurchase program. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

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Section 9 — Financial Statements and Exhibits.

Item 9.01 — Financial Statements and Exhibits.

     (c) Exhibits

10.1	Long-Term Stock Incentive Plan 2004 Restricted Stock Unit Terms and Conditions

99.1	Press release issued November 11, 2004 by Lear Corporation

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: November 11, 2004	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Senior Vice President, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Long-Term Stock Incentive Plan 2004 Restricted Stock Unit Terms and Conditions

99.1	Press release issued November 11, 2004 by Lear Corporation

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